UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 11, 2005
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA		94105
(Address of principal executive offices)		(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 – Entry Into a Material Definitive Agreement

Pacific Gas and Electric Company (Utility) Credit Agreement

            On April 8, 2005, the Utility entered into a $1 billion revolving credit facility (the “New Credit Agreement”) with Citicorp North America, Inc., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender, Barclays Bank PLC, BNP Paribas and Deutsche Bank Securities Inc., as documentation agents and lenders, ABN Amro Bank N.V., Lehman Brothers Bank, FSB, Mellon Bank, N.A., Royal Bank of Canada, The Bank of New York, The Bank of Nova Scotia, UBS Loan Finance LLC, and Union Bank of California, N.A., as senior managing agents, and KBC Bank, NV, Morgan Stanley Bank and William Street Commitment Corporation, as lenders.

            The New Credit Agreement replaces the $850 million credit agreement that the Utility entered into on March 5, 2004, shortly before the Utility’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code became effective.  The New Credit Agreement includes a $600 million sublimit for the issuance of letters of credit and a $100 million sublimit for “swing line” loans; i.e., loans made available on a same day basis and repayable in full within thirty days.   Loans under the New Credit Agreement will be used to cover operating expenses and seasonal fluctuations in cash flows and may also be used for bridge financing in connection with the reissuance of tax-exempt pollution control bonds.  Letters of credit under the New Credit Agreement will be used primarily to provide credit enhancements to counterparties for natural gas and electricity procurement transactions.

            Subject to obtaining any required regulatory approvals and commitments from existing or new lenders and satisfaction of other specified conditions, the Utility may obtain an increase in the aggregate lenders’ commitments under the New Credit Agreement of up to $500 million or, in the event that the Utility’s $650 million accounts receivable facility is terminated or expires, of up to $850 million, in the aggregate for all such increases.

            The New Credit Agreement will have a term of five years and all amounts will be due and payable on April 8, 2010.  At the Utility’s request and at the sole discretion of each lender, the facility may be extended for additional periods.  The Utility has the right to replace any lender who does not agree to an extension.

            The Utility’s obligations under the New Credit Agreement have been secured with a first mortgage bond issued under the indenture dated as of March 11, 2004, between the Utility and The Bank of New York Trust Company, N.A., the successor to BNY Western Trust Company, as trustee (the “Indenture”).  The bond will be returned to the Utility when the lien of the mortgage is released rendering the credit facility unsecured.  The Utility is currently taking the required actions to release the lien.  It is expected that the lien will be released by the end of April 2005.

          The New Credit Agreement includes usual and customary covenants for credit facilities of this type, including covenants limiting liens to those permitted under the Indenture, mergers, sales of all or substantially all of the Utility’s assets and other fundamental changes.  In addition, the New Credit Agreement also requires that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 as of the end of each fiscal quarter.

            In the event of a default by the Utility under the New Credit Agreement, including cross-defaults relating to specified other debt of the Utility or any of its significant subsidiaries in excess of $100 million, the lenders may terminate the commitments under the New Credit Agreement and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately.  In addition, the lenders may enforce any and all rights and remedies created under applicable law, including set-off rights, the New Credit Agreement and, prior to the release of the mortgage, the Indenture.  For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.

            The fees and interest rates the Utility will pay under the New Credit Agreement will vary depending on the Utility’s senior secured debt rating (or, at any time following the release of the lien of the first mortgage bonds), the Utility’s senior unsecured debt ratings by Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Services (“Moody’s”).    The Utility is required to pay a “facility fee” on the amount of the New Credit Agreement (regardless of the usage of the commitments) and a “utilization fee” for each day on which the aggregate outstanding credit extensions under the New Credit Agreement are greater than 50% of the aggregate commitments under the New Credit Agreement calculated by multiplying the applicable percentage by the outstanding credit extensions. At the Utility’s option, any loan under the New Credit Agreement (other than swing line loans) will bear interest at a rate equal to the “applicable margin” plus one of the following indexes: (i) LIBOR (London Interbank Overnight Rate) or (ii) the base rate (the higher of (a) the administrative agent’s base rate and (b) the Federal Funds rate plus 0.50%).  Each swing line loan will bear interest at the applicable margin plus the base rate. The facility fee, the utilization fee and the applicable margin will be determined in accordance with the following table:

S&P/Moody’s Rating	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Loans	Facility Fee Rate	Utilization Fee Rate
A/A2 or higher	0%	0.220%	0.080%	0.100%
A-/A3	0%	0.300%	0.100%	0.100%
BBB+/Baa1	0%	0.350%	0.125%	0.125%
BBB/Baa2	0%	0.425%	0.150%	0.125%
BBB-/Baa3	0%	0.575%	0.175%	0.125%
BB+/Ba1 or lower	0%	0.675%	0.200%	0.250%

           If the Utility's debt ratings from S&P and Moody's are at different levels, the higher rating applies.  In addition, the Utility will pay a fee for each letter of credit outstanding under the New Credit Agreement equal to the applicable margin for LIBOR loans to be shared by the lenders.  The Utility will also pay a fronting fee of 0.125% to the individual issuer of a letter of credit.

            The lenders and agents under the New Credit Agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Utility and PG&E Corporation.  These parties have received, and may in the future receive, customary compensation from the Utility and PG&E Corporation for such services.

Item 1.02 – Termination of a Material Definitive Agreement

            The information set forth above in Item 1.01 regarding termination of the Utility’s prior $850 million credit agreement dated as of March 5, 2004, is hereby incorporated into Item 1.02 by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

            The information set forth above in Item 1.01 regarding the Utility’s $1 billion credit agreement is hereby incorporated into Item 2.03(a) by reference.

Item 8.01 - Other Events

Annual Earnings Assessment Proceedings

            On April 4, 2005, the Utility filed a motion with the California Public Utilities Commission (CPUC) seeking approval of a settlement agreement entered into on April 4, 2005 between the Utility and the CPUC’s Office of Ratepayer Advocates (ORA).  The settlement agreement proposes the resolution of the Utility’s claims that have been pending for several years for shareholder incentives earned by the Utility for the successful implementation of demand-side management, energy efficiency, and low-income energy efficiency programs for past program years (1994 through 2001).  The Utility’s claims for shareholder incentives are addressed in the Utility’s Annual Earnings Assessment Proceeding (AEAP).  In addition to resolving claims made in the pending AEAPs, the settlement agreement proposes to resolve all future claims for shareholder incentives relating to past program years that the Utility would otherwise have made in future AEAPs through 2010.

            The Utility’s total current and future shareholder incentive claims aggregate to approximately $207 million.  Under the settlement agreement, the parties have agreed that the results to date show that the energy savings anticipated in the Utility’s shareholder incentive claims are being realized.  The parties have proposed that the Utility receive shareholder incentives of approximately $186 million to resolve the Utility’s claims in the pending and future AEAPs.   The parties have proposed that approximately $160 million be allocated to electric customers, and that the remaining $26 million be allocated to gas customers, in proportion to the relative allocations of the original claims.

            PG&E Corporation and the Utility cannot predict whether or when the CPUC will approve the settlement agreement.  Assuming the CPUC approves the settlement agreement, the Utility would record pre-tax income of $186 million during the quarter in which the settlement agreement is approved by the CPUC.   The Utility has already collected $28 million of the $186 million from electric customers through the public goods charge.  It is anticipated that the remaining $158 million would be collected from customers over a 12-month period beginning on January 1, 2006, assuming prior CPUC approval of the settlement agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	CHRISTOPHER P. JOHNS
Christopher P. Johns Senior Vice President, Chief Financial Officer and Controller
PACIFIC GAS AND ELECTRIC COMPANY

By:	DINYAR B. MISTRY
Dinyar B. Mistry Vice President and Controller

Dated:  April 11, 2005